SALE AND PURCHASE AGREEMENT


        THIS SALE AND PURCHASE AGREEMENT (the "Agreement") is made and entered into as of this 20th day of October, 1998, by and between FIESTA TEXAS THEME PARK, LTD. a Texas limited partnership (herein referred to as "FTTP" or "Seller") and PREMIER PARKS INC., a Delaware corporation (herein referred to as "Purchaser").


                                           RECITALS:
                                           --------

1. FTTP, as Lessor, and San Antonio Theme Park, L.P. ("SATP") and Six Flags San Antonio, L.P. ("SFSA"), entered into that certain Lease Agreement with Option to Purchase dated effective as of March 9, 1996 ("Lease Agreement") for the theme park known as Six Flags Fiesta Texas (the "Park"). Prior to Closing (defined hereinafter) the obligations of FTTP as Lessor under the Lease Agreement will be assigned to Fiesta Texas Inc. ("FTI"), a wholly-owned subsidiary of FTTP. In addition, all of Seller's and Parent's right, title and interest in and to the Park will be transferred to FTI prior to Closing in form and substance approved by Purchaser.

2. SATP is an affiliate of Purchaser and has been operating the Park pursuant to the Lease Agreement and various other agreements related thereto.

3. The Park is located within, and is and will continue to be a significant part of, a development (currently containing approximately 1637 acres) known as La Cantera, developed by La Cantera Development Company (hereinafter referred to as "LCDC" or "Parent"), an affiliate of Seller.

4. Pursuant to that Agreement of Limited Partnership of San Antonio Theme Park, L.P. effective March 9, 1996 by and between FTTP, SFSA and San Antonio Park G.P., LLC (the "Partnership Agreement"), Seller owns a forty percent (40%) limited partnership interest (the "Limited Partnership Interests") in SATP which does business as "Six Flags Fiesta Texas" (hereinafter sometimes referred to as the "Partnership"), which Limited Partnership Interests constitute all of Seller's right, title and interest in and to the Partnership.

5. Seller is willing to sell Purchaser all of the capital stock of FTI (the "Shares") and the Limited Partnership Interests so long as Purchaser is willing to give certain assurances as to the future operations and maintenance of the Park as particularly set forth in this Agreement.

6. Seller desires to sell, and Purchaser desires to purchase, the Limited Partnership Interests.

                                   ARTICLE I.

                           PURCHASE AND SALE OF SHARES
                           ---------------------------

     Subject to the terms and provisions hereof, and for the consideration herein set forth, Seller agrees to sell, and Purchaser agrees to purchase all of the Shares, free and clear of all Liens. Prior to or at Closing, FTI will

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acquire all of Seller's right,  title and interest in and to the Park located in the City of San Antonio, State of Texas, and containing approximately 215 acres, situated in Bexar County, including, without limitation the property and rights described in Sections 1.01-1.05 below. In connection with the transfer of the Park, FTI will not assume, by Contract, any Liabilities of Seller other than Liabilities of Seller arising under: the Transferred Contracts, the Lease
Agreement  or  any  other  document   contemplated  by  this   Agreement,or  the
Contemplated Transactions from and after the date of transfer of the Park to FTI.

     1.01 Realty. All those certain tracts,  pieces or parcels of land described
          ------
in Exhibit "A" attached  hereto and made a part hereof for all purposes  (herein
   -----------
referred to as the "Land"), together with the buildings, structures, fixtures, paving, curbing, trees, shrubs, plants, and other improvements and landscaping of every kind and nature presently situated on, in, or under, or hereafter erected or installed or used in, on, or about or in connection with the ownership, use, and operation of the Park (herein collectively referred to as the "Improvements"), and all and singular the rights appurtenant to that Land and/or the Improvements, including but not limited to, all right, title and interest, if any, of Seller in and to: (a) the bed of any street, road, avenue or alley, open or closed, in front of or adjoining any of the Land, to the center line thereof; (b) any easements, prescriptive easements, covenants, rights of way, privileges, hereditaments, sewage rights and other rights appurtenant to the "Realty" (as hereinafter defined); and (c) air, riparian and parking rights, except as expressly provided herein (the Land, Improvements and all of the other properties, rights and interests mentioned above are herein collectively referred to as "Realty").

     1.02 Personalty.  All personal  property and equipment  owned or any  lease
          ----------
interests held by Seller and used or held for use in connection with the ownership, use, operation, repair and maintenance of the Realty, whether located on the Realty or elsewhere (herein collectively referred to as the "Personalty") including, but not limited to, all rides, machinery, rolling stock, signage, gas and electric fixtures, appliances and wiring, engines, boilers, elevators, incinerators, motors, generators, heating and air conditioning equipment, sinks, water closets, basins, tanks, pipes, electrical systems, faucets, fire detection, fire prevention and extinguishing apparatus, central music and public address systems, burglar alarms, security systems and equipment, office equipment, furniture, shades, awnings, screens, blinds, rugs, carpets and other coverings, lamps, drapes, curtains, pictures, paintings, plants and other furnishings and decor equipment, spare parts, materials and supplies for the ownership, use, operation, maintenance and repair of the Realty or the Personalty, or both, tools, supplies and spare parts and all other personal property owned or leased by Seller which is located on and is used or held for use in connection with the ownership, use, operation, maintenance or repair of the Realty or the Personalty or both.


     1.03 Incidental  Rights.  All of Seller's right,  title and interest in the
          ------------------
following (herein collectively referred to as the "Incidental Rights"): (a) "Transferred Contracts" (as hereinafter defined), (b) all telephone numbers assigned to the Improvements, and (c) all "Permits" (as hereinafter defined) with respect to or necessary for the lawful ownership, construction, use, occupancy, and operation of the Park.

     1.04 Intellectual  Property Rights.  All of Lessor's IP and all of Seller's
          -----------------------------
interest in all Park Generated Proprietary Rights, as those terms are defined in the Intellectual Property Rights Agreement (the "IP Agreement") dated as of

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March 9,1996 among FTTP,  the  Partnership  and SFSA  (collectively,  all of the foregoing intellectual property and ancillary rights are herein referred to as the "Intellectual Property Rights").

     1.05 Books and Records.  All books,  records and computer programs relating
          -----------------
to the Park (except the transaction documents associated with this Agreement and the Lease Agreement) (whether kept or maintained by Seller or any third party) including, without limitation, the following: financial statements and expense reports; copies of lists of customers and suppliers; admission tickets, season passes, records with respect to costs and Personalty; business development plans; advertising materials, catalogues, correspondence, mailing lists, photographs, sales materials and records; purchasing materials and records; personnel records with respect to employees of Seller at or in connection with the Park; media materials and plates; sales order files; ledgers and other books of account of Seller; plans, specifications, surveys, reports, appraisals, and other materials relating to all or any portion of the Park and/or the operation thereof; and all computer software programs, computer printouts, databases and all other items related thereto, together with all corporate records of Seller and FTI pertaining thereto, (all of which are herein collectively referred to as the "Books and Records"). The parties acknowledge that Purchaser or an Affiliate of Purchaser has had possession and control of the Books and Records related to the Park since the Lease Commencement Date and Seller may retain any copies of the Books and Records currently in its possession.


                                   ARTICLE II

                                PURCHASE AND SALE
                        OF LIMITED PARTNERSHIP INTERESTS
                        --------------------------------

     2.01 Purchase and Sale of Limited Partnership Interests. (a) Subject to the terms and conditions set forth herein, Seller agrees to sell, assign, transfer and convey, and Purchaser agrees to purchase from Seller, free and clear of all Liens other than Permitted Exceptions, (as such term is hereinafter defined), all of the Seller's right, title and interest in and to the Limited Partnership Interests.

          (b) The certificates, if any, representing the Limited Partnership Interests shall be duly endorsed in blank, or accompanied by a power duly executed in blank by Seller with all necessary transfer taxes or other revenue stamps paid or acquired at Seller's expense, affixed and canceled, and such certificates shall be delivered to Purchaser at the Closing, together with such other documents of transfer and/or assignment as are described in Article VIII below or otherwise as Purchaser may reasonably request.

     The Shares and the Limited Partnership Interests are sometimes herein referred to collectively as the "Securities"

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


                                  ARTICLE III.

                                 PURCHASE PRICE
                                 --------------

     3.01  Total  Purchase  Price.  The total  purchase  price (as  adjusted  in
           ----------------------
accordance herewith, the "Total Purchase Price") for the sale and purchase of the Securities is the aggregate of: (a) FORTY-FIVE MILLION AND NO/100 Dollars ($45,000,000.00) and (b) the outstanding principal amount of the "Amended and Restated Note" described in Section 3.01(b) below. The Total Purchase Price shall be payable by Purchaser to Seller as follows:

          (a) The sum of FORTY-FIVE MILLION AND NO/100 DOLLARS ($45,000,000.00), as increased or decreased by credits, prorations, fees and adjustments made pursuant to this Agreement, shall be paid by Purchaser to Seller in United States currency in the form of immediately available funds on the Closing Date (as hereinafter defined).

          (b) Premier Parks Inc. and FTI shall assume and become co-obligated on the debt represented by the Amended and Restated Note in the principal amount equal to Three Million One Hundred Eight Thousand ($3,108,000.00) dollars, the outstanding principal of the "Partnership Note" (as hereinafter defined), plus all accrued interest thereunder, through the date of Closing (the "Amended and Restated Note"), evidencing the debt owed to Seller by SATP under the Partnership Agreement ("Partnership Note"). The Amended and Restated Note shall have a term of seven (7) years, with an interest rate equal to the prime rate, announced from time to time by Citibank, N.A. as its prime rate in effect at its principal office in New York City, and provide for annual payments of interest only during its term. The Amended and Restated Note shall be secured by the Deed of Trust (hereinafter defined) and prepayable at Purchaser's option, in whole or in part without penalty or premium, provided, however, any such partial prepayment is at least $500,000.

          (c) At Closing FTI and SATP, as Co-Grantors shall execute and deliver a first lien deed of trust and other security and related agreements (collectively "Deed of Trust") encumbering the Park and all of SATP's interest in the Park, subject only to the Permitted Exceptions, except for any such Permitted Exceptions arising by, through or under Purchaser or its Affiliates ("Purchaser Exceptions") unless such Purchaser Exceptions relate to easements, covenants, restrictions, public dedications and other encumbrances arising after the Lease Commencement Date in the ordinary course of Business that do not secure indebtedness or other payment obligation, ("Purchaser Permitted Exceptions"), provided, however, if a Purchaser Exception secures indebtedness or other payment obligations, such Purchaser Exception shall be included as a Purchaser Permitted Exception if Purchaser shall (i) use commercially reasonable efforts to contest such Purchaser Exception, and (ii) pay any amounts adjudged by a court of competent jurisdiction to be due, with all costs penalties, and interest thereon promptly after the Order becomes final and non-appealable, provided, however, any such amounts shall be paid prior to the date any Order is issued under which the Park or any part thereof may be sold. The Deed of Trust shall secure the payment of the Amended and Restated Note.

     3.02 Deduction from Purchase  Price. In the event that Seller is a "foreign
          ------------------------------
person" (as defined in Section 1445(f)(3) of the Code and regulations issued thereunder) or in the event that Seller fails or refuses to deliver the

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

non-foreign transferor affidavit required in Section 8.02(e) hereof, or in the event that Purchaser receives notice from any seller-transferor's agent or purchaser-transferee's agent (each as defined in such Section 1445(d) and the regulations issued thereunder) that, or Purchaser has actual knowledge that, such affidavit is false, Purchaser shall, and Seller hereby authorizes and directs Purchaser to, deduct and withhold from the Total Purchase Price a tax equal to ten percent (10%) thereof, as required by Code Section 1445. In the event of any such withholding, Seller's obligation to consummate the "Contemplated Transactions" (as hereinafter defined) and to otherwise perform all of its obligations hereunder shall not be excused or otherwise affected. Purchaser shall remit such withheld amount to and file the required forms with the IRS, and in the event of any claimed over-withholding, Seller shall be limited solely to an action against the IRS for refund (under Regulation Section 1.1464-1(a)), and hereby waives any right of action against Purchaser on account of such withholding. The provisions of this Section 3.02 shall survive the Closing hereunder.

     3.03  Allocation of the Purchase  Price.  The Total Purchase Price shall be
           ---------------------------------
allocated among the Securities in the manner mutually determined by Purchaser and Seller and each of the parties shall make all appropriate tax and other filings on a basis consistent with such allocation. The parties shall exchange drafts of any information returns required by Section 1060 of the Code, and all similar state statutes, ten days prior to filing any such return. This Section shall survive Closing.

                                   ARTICLE IV.

                                     SURVEY
                                     ------

     4.01 Survey.  Seller, at its sole cost and expense,  has heretofore ordered
          ------
and delivered to the Purchaser and by execution below Purchaser approves of the Survey except for the objections heretofore delivered to Seller in writing by Purchaser, a current new or re-certified survey (the "Survey") of the Land prepared by a registered public land surveyor licensed by the State of Texas reasonably acceptable to Alamo Title Company and its underwriter (both of which shall hereinafter be referred to as "Title Company") and Purchaser, containing a metes and bounds description of the Land. The Survey shall be staked on the ground, and shall show, at a minimum, the following:

          (a) all title exceptions from the "Title Commitment" (as hereinafter defined) that can reasonably be shown or locatable thereon;

          (b) all Park boundary lines;

          (c) all easements of record affecting any portion of the Park, including, without limitation, appurtenant ingress and egress easements, utility easements, easements burdening the Park and easements for the benefit of the Park;

          (d) all building setback lines;

          (e) all encroachments across Park boundary lines by Improvements located within the Park, and all encroachments across Park boundary lines by Improvements located on adjacent property;

          (f) all Improvements or other structures within the boundary of the Land that are located within twenty-five (25) feet of any such boundary line;

          (g) all overlaps and encroachments by Park Improvements across setback lines;

          (h) all publicly dedicated streets abutting the Park and curb cuts thereon serving the Park, as well as all points of access to and from the Park;

          (i) all points of entry for utility easements serving the Park;

          (j) FEMA Flood Insurance Rate Map zones and other relevant flood plain information; and

          (k) listing the number of parking spaces on the main parking lot at the Park.

     The Survey shall be prepared in accordance with "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" jointly established by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and shall meet the accuracy requirements of an "Urban" survey as defined therein. The Survey shall contain a surveyor's certification reasonably satisfactory to Purchaser and the Title Company. The metes and bounds description set out in the Special Warranty Deed shall be the metes and bounds description of the Land reflected in the Survey (and certified by the Surveyor) and insured by Title Company. Without in any way limiting the foregoing, the Survey shall be sufficient to permit the Title Company to modify, at the Purchaser's sole cost and expense, the standard printed exception in an Owner's Policy of Title Insurance pertaining to discrepancies in area or boundary lines, encroachments, overlapping of improvements, or similar matters.

                                   ARTICLE V.

                       TITLE REPORT AND CONDITION OF TITLE
                       -----------------------------------

     5.01 Title Report.  Seller has heretofore caused the Title Company to issue
          ------------
an irrevocable commitment for an Owner's Policy of Title Insurance (the "Title Commitment") and Purchaser has heretofore ordered a UCC search (including liens, judgments, franchise taxes, etc.) (the "UCC Search") covering the Park, Seller and its general and limited partners and will obtain an update at Closing. At the Closing, Seller shall furnish to Purchaser, at Seller's sole cost and expense, except as provided in Section 4.01 with respect to payment of the cost of the "survey deletion", an Owner's Policy of Title Insurance (the "Owner's Policy") issued by the Title Company on the standard form in use in the State of Texas (with the amount of the Insurance, and all reinsurance in such amounts and from such title insurance underwriters as are reasonably acceptable to the Purchaser), insuring good and indefeasible fee simple title to the Realty in FTI, subject only to (i) the previously agreed to exceptions shown on Schedule

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

5.01 attached hereto, (ii) any Purchaser Exceptions, (iii) the standard printed exceptions included in the then current Title Policy form promulgated by the Texas State Board of Insurance (with the "survey exception" and such other exceptions as may reasonably be omitted, deleted therefrom or modified therein at no cost to Seller) (collectively the "Permitted Exceptions"), (iv) the Special Warranty Deed from Seller to FTI dated prior to Closing (the "Special Warranty Deed"), (v) the Deed of Trust and other documents recorded in connection with the transfer of the Park to FTI. Such Owner's Policy shall include such additional endorsements and affirmative insurance as Purchaser may request, provided however, that the Title Company must be willing to provide such endorsements and affirmative insurance either at no cost to Seller or at a cost to be paid by Purchaser; however, the provision of such additional endorsements and affirmative insurance shall not be a condition to Closing. Additionally at Closing, Title Company shall simultaneously issue a Mortgagee's Policy of Title Insurance at Seller's sole cost and expense.

                                   ARTICLE VI.

                     REPRESENTATIONS, WARRANTIES, COVENANTS
                     --------------------------------------
                                 AND AGREEMENTS
                                 --------------

     6.01 Representations and Warranties. To induce Purchaser to enter into this
          ------------------------------
Agreement and to purchase the Securities, Seller and Parent hereby represent and warrant to, and Seller covenants and agrees with Purchaser, the following, with the understanding and intention that Purchaser is relying upon the accuracy of such representations and warranties, and the agreement of Seller to comply with and perform such covenants and agreements. The representations and warranties shall be true and correct on the date hereof and it is a condition to Closing that they be true and correct on the Closing Date

          (a)  Organization.  Seller,  FTI and  Parent  are each an entity  duly
               ------------
organized and validly existing under the laws of the state of its organization, and, if required, is duly qualified to do business in the State in which the Park is located.

          (b) Authorization.  Seller and Parent have full legal right, power and
              -------------
authority to enter into this Agreement, to execute and deliver the documents necessary or appropriate therefor and to consummate the Contemplated Transactions and otherwise to perform all the terms and conditions to be performed by Seller or Parent (as applicable) under this Agreement. The performance by Seller or Parent (as applicable) of the Contemplated Transactions has been duly and validly authorized by all requisite governance action of Seller or Parent (as applicable) (including any partner or Affiliate thereof), and this Agreement has been, and the Transaction Documents shall at Closing be, duly and validly executed and delivered by Seller and Parent. This Agreement is, and at Closing the other Transaction Documents will be, the legal, valid and binding obligation of Seller and Parent (as applicable), enforceable against Seller and Parent in accordance with their terms, except as limited by applicable bankruptcy, moratorium, insolvency or other similar laws affecting generally the rights of creditors or by principles of equity.

          (c) No  Conflicts.  Except as disclosed  to Purchaser in writing,  the
              -------------
execution and delivery by Seller and Parent of this Agreement and the consummation of the Contemplated Transactions by Seller and Parent, as the case


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

may be, will not (i) result in any breach of any of the terms or conditions of, or constitute a default under, the organizational and governance documents of Seller or Parent, or any commitment, mortgage, note, bond, debenture, deed of trust, contract, agreement, license or other instrument or obligation to which Seller or Parent is a party, the breach of which would adversely affect the Park or Securities, or Seller's or Parent's ability to perform under this Agreement;
(ii) result in any violation of any governmental requirement applicable to Seller, FTI or Parent that would adversely affect the Park or Securities, assuming compliance with the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended ("HRS"); (iii) relieve any person of, or enable any person to terminate, any obligation (whether contractual or otherwise) to, or any right or benefit enjoyed by, Seller or FTI with respect to the Park other than the termination of obligations, rights or benefits, or the exercise of other rights which, alone or in the aggregate, would not have a material adverse impact on the Park or its operations; or (iv) require notice to or the consent, authorization, approval or order of any person, except such notices which have been given or consents, authorizations, approvals or orders which have been obtained and that required by HRS.

          (d) Third Party Rights. Except for this Agreement, the Lease Agreement
              ------------------
and any documents executed by Seller and expressly consented to by Partnership or Purchaser in writing or any document executed by the Partnership, there are no leases, subleases, tenancy arrangements, service contracts, management agreements or other agreements or Contracts in force or effect entered into, or expressly consented to by Seller or FTI that grant to any person any right, title, interest or benefit in or to all or any part of the Park or relating to the use, occupancy, lease, operation, management, maintenance or repair of the Park.

          (e) The Park.  (i)  Exhibit A hereto  sets forth a true,  correct  and
              --------        ---------
complete legal description of the Land. As of the Lease Commencement Date, Seller or Parent had good and indefeasible fee simple title to the Realty, and good title to the Personalty, in each case free and clear of all Liens except for Permitted Exceptions. With the exception of Laws, Orders and Permits the compliance with which are the obligation of the Partnership, to the knowledge of Seller, neither Seller, Parent nor FTI is in violation in any material respect of any Law, Order or Permit in respect of the Realty, nor has the Seller or Parent received notice of any such violation which was not also delivered to the Partnership. Since the Lease Commencement Date, neither Seller, FTI nor Parent has taken any action that would affect Seller's, Parent's or FTI's title to the Park, except for the contemplated transfer to FTI by Seller and Parent. Neither Seller, Parent nor FTI has granted any purchase options, rights of first refusal or conditional sales agreements regarding the purchase and sale of all or any portion of the Park or the Securities, other than the Lease Agreement, Partnership Agreement and other documents delivered pursuant thereto.

              (ii) The Seller is the beneficial and record owner and holder of, and has good title to, the Limited Partnership Interests free and clear of all Liens except for Permitted Exceptions, with full power and authority to vote, transfer and sell the Limited Partnership Interests and consummate the Contemplated Transactions relating thereto, in accordance with the Partnership Agreement.

          (f)  The  Shares.   The  Shares  constitute  all  of  the  issued  and
               -----------
outstanding shares of capital stock of FTI. Seller owns and holds good title to the Shares free and clear of any Lien and, upon consummation of the Contemplated Transactions in accordance herewith, at the Closing, Purchaser will own all of the Shares. At the Closing, FTI will not have outstanding any rights, warrants or options to acquire securities of FTI or any convertible or exchangeable securities and, other than pursuant to this Agreement, no person will have any right to acquire any securities of FTI. All of the Shares have been duly authorized and duly and validly issued and are fully paid and non-assessable, and none were issued in violation of any preemptive rights, rights of first refusal or other contractual or legal restrictions of any kind. FTI does not own or control any assets other than (when transferred to it) the Park and has no Liabilities other than as provided herein and any Liabilities arising solely by operation of Law by virtue of FTI's ownership of the Park.

          (g) Contracts.  (i) Since Lease Commencement Date, neither Seller, FTI
              ---------
nor Parent has entered into any Contracts that would be binding on the Park or Purchaser, other than Contracts of which Purchaser or an Affiliate of Purchaser has knowledge.

              (ii) All Transferred Contracts (defined below) are valid, subsisting, in full force and effect and binding upon Seller or FTI and, to the knowledge of Seller, the other parties thereto in accordance with their terms. Neither Seller nor FTI is in default, nor does Seller have notice of alleged default under any Transferred Contracts in any material respect, nor, to the knowledge of Seller, is any other party thereto in default thereunder in any material respect. To Seller's knowledge, there is no condition that with notice or the lapse of time or both would constitute a material default (or give rise to a termination right) under any such Transferred Contract. "Transferred Contracts" shall refer to the Contracts listed on Schedule 6.01(g).

          (h)  Intellectual  Property  Rights.  Except as set forth on  Schedule
               ------------------------------                           --------
6.01(h) or as  disclosed  in the IP  Agreement,  (i) Neither  Seller nor FTI has
-------
received any written notice of invalidity, infringement or misappropriation from any third person with respect to any Intellectual Property Rights; (ii) to the knowledge of Seller and FTI, no third party has materially interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property Rights.

          (i) Claims and  Proceedings.  Except as set forth on Schedule  6.01(i)
              -----------------------                          -----------------
annexed hereto, there are no outstanding Orders of any Governmental Body against or involving the Park or Securities or Seller's or FTI's interest therein, except for those Orders in which Purchaser or any Affiliate thereof (including the Partnership) is a named party or of which any such party has knowledge. Except as set forth on such Schedule, there are no Claims (whether or not the defense thereof or Liabilities in respect thereof are covered by insurance), pending or to the knowledge of Seller threatened, against or involving the Park or Securities, except for those Claims in which Purchaser or any Affiliate is a named party or of which any such party has knowledge.

          (j) Tax Matters.  All income Tax returns of every  nature  required by
              -----------
any Governmental Body to be filed by Seller or which include or should include Seller ("Tax Returns") have been filed for all periods ending on or before the Closing Date to the extent required to be filed by such date, (b) all income Taxes shown to be due and payable on such Tax Returns or on any assessments related to such Tax Returns have been paid, (c) all such Tax Returns and reports and the information and data contained therein fairly present the information required to be shown therein, and reflect all income Tax liabilities of Seller for the periods covered by such Tax Returns, (d) except as specifically disclosed to the Purchaser in writing, Seller has no unpaid liability for any income Taxes of any nature whatsoever for any period prior to the Closing Date, and (e) except as Seller has specifically disclosed to the Purchaser in writing,
(i) the Tax Returns of Seller or that include Seller have not been audited, and are not now under audit, by any Governmental Body, and (ii) there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any income Taxes of any nature against Seller or with respect to any Tax Return filed by Seller or that includes Seller, or any Claims now pending or threatened against Seller with respect to any income Taxes of any nature against Seller or with respect to any Tax Return filed by Seller or that includes Seller, or any Claims now pending or threatened against Seller with respect to any income Taxes or any matters under discussion with any Governmental Body relating to any income Taxes, or any claims for additional income Taxes asserted by any Governmental Body. Purchaser acknowledges that Tax Returns of the constituent partners of Seller are included in a consolidated return of their ultimate parent entity and that such Tax Returns are routinely audited and are currently being audited by the IRS and two state departments, and agrees that such audits are not within the scope of the representation and warranty contained in this Section 6.01(j).

          (k) Employee-Related Matters. To the knowledge of Seller, there are no
              ------------------------
Liens existing, or with the giving of notice or passage of time may exist, against the Park arising under ERISA, or any other compensation or employment related Lien or Liability that could become the responsibility of Purchaser, which arose from or is otherwise related to Seller's employment of any person.

          (l)  Assessments.   To  Seller's   knowledge,   there  are  no  public
               -----------
improvements in the nature of off-site improvements or otherwise, which have been ordered to be made and/or which have not heretofore been assessed and, to Seller's knowledge, there are no special or general assessments currently affecting or pending against the Park or any portion thereof by any Governmental Body.

          (m)  Environmental.  To the knowledge of Seller and Parent,  except as
               -------------
otherwise disclosed in writing by Seller or Parent to Purchaser or disclosed in any written environmental site assessment of the 9.801 acre tract (as described in Exhibit "A") in Seller's or Parent's possession and delivered to Purchaser, no Hazardous Materials (as such term is defined in the Lease Agreement) is located on, in or under the 9.801 acre tract.


     6.02 Covenants and Agreements of Seller and Parent. Other than as necessary
          ---------------------------------------------
to accomplish the Contemplated Transactions, from the date hereof through the Closing Date, Seller and Parent covenant, warrant and agree that they shall (and, to the extent applicable, shall cause FTI to):

          (a) Not grant any Lien upon any of the Park, nor enter into any Contract of a type required to be included on any Schedule hereto.

          (b) Consult with Purchaser prior to any renewal, amendment, extension or termination of, waiver of any material right under, or any failure to renew, any Transferred Contract and will not take any such action if Purchaser reasonably objects thereto in writing.

          (c) With respect to Section 9.6 of the La Cantera Master Covenants and Easements ("Master Covenants") and Sections 9.1, 9.4 and11.2 of the La Cantera Declaration of Commercial Covenants, Conditions and Restrictions ("Commercial Covenants"), Parent will not (and will cause its Affiliates not to) take any actions allowed or amend or consent to the amendment of the Master Covenants or Commercial Covenants in any manner that has a material adverse effect upon any right of the owner of the Park.

          (d) During the period commencing March 9 and ending on the Closing, Parent and Seller did not and will not use the 9.801 acre tract (as described in Exhibit "A") for the use, storage, generation, release, manufacture, treatment, transportation or disposal of any Hazardous Materials (as such term is defined in the Lease Agreement). This covenant will survive Closing for a period of three years.

     6.03  Representations  and  Warranties  of  Purchaser.   (a)  Organization.
           -----------------------------------------------         ------------
Purchaser is an entity, duly organized and validly existing under the laws of the state of its organization, and, if different, is duly qualified to do business in the State in which the Park is located.

          (b) Authorization. Purchaser has full legal right, power and authority
              -------------
to enter into this Agreement, to execute and deliver the documents necessary or appropriate therefor and to consummate the Contemplated Transactions and otherwise to perform all the terms and conditions to be performed by Purchaser under this Agreement by Purchaser. The performance by Purchaser of the Contemplated Transactions have been duly and validly authorized by all requisite governance action of Purchaser (including any partner or Affiliate thereof), and this Agreement has been, and the Transaction Documents shall at Closing be, duly and validly executed and delivered by Purchaser. This Agreement is, and at Closing the other Transaction Documents will be, the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with their terms, except as limited by applicable bankruptcy, moratorium, insolvency or other similar laws affecting generally the rights of creditors or by principles of equity.

          (c) No  Conflicts.  The  execution  and  delivery by Purchaser of this
              -------------
Agreement and the consummation of the Contemplated Transactions by Purchaser will not (i) result in any breach of any of the terms or conditions of, or constitute a default under, the organizational and governance documents of Purchaser, or any commitment, mortgage, note, bond, debenture, deed of trust, contract, agreement, license or other instrument or obligation to which Purchaser is a party, the breach of which would adversely affect Purchaser's ability to perform under this Agreement; (ii) result in any violation of any governmental requirement applicable to Purchaser that would adversely affect the Purchaser's ability to perform under this Agreement, assuming compliance with HSR; (iii) require notice to, or the consent, authorization, approval or order of, any person, except such notices which have been given or consents, authorizations, approvals or orders which have been obtained and that required by HSR.

     In the event that, prior to Closing, the rights of Premier Parks Inc. hereunder, are assigned to one or more of its Affiliates, in accordance with
Section 17.06 hereof, the foregoing representations and warranties of Purchaser shall thereupon be deemed made by Premier Parks Inc. and each such Affiliate.

     6.04 Post Closing  Covenant and Agreement.  (a) Seller and Purchaser  agree
          ------------------------------------
that Sections 13.1(d) Assessments, 13.4 Non-Competition by Seller and its Affiliates Regarding Other Theme Parks, 13.6 Existing Tax Phase-In Agreements, and 13.9 Endangered Species, of the Lease Agreement as such provisions have been modified and set out in their entirety on Schedule 6.04 attached hereto, are incorporated herein in their entirety and shall be binding upon the parties hereto. As set forth in the Lease Release, these provisions are not released by the terms of the Lease Release. This provision and the provisions set forth in such Schedule shall survive Closing.

          (b) With respect to Section 9.6 of the Master Covenants, Parent will not (and will cause its Affiliates not to) amend or consent to the amendment of such Master Covenants in any manner, that has a material adverse effect upon any right of the owner of the Park. It is agreed by the parties that an amendment pursuant to Section 9.6 (i) of the Master Covenants and any technical amendment that is necessary to make any provision currently contained in the Master Covenants that may be otherwise unenforceable, enforceable in accordance with its terms will not violate this provision. This provision shall survive Closing.

          (c) Purchaser, or its Affiliates shall be entitled to enforce any right or remedy of Seller and otherwise enjoy the benefits under the Benefit Contracts (as such term is defined in the Lease Agreement) without assuming or otherwise being liable for any obligation thereunder. This provision shall survive Closing.

     6.05 Efforts to  Consummate.  Subject to the terms and  conditions  herein,
          ----------------------
each of Seller and Purchaser, without payment or further consideration, shall use their respective good faith efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable under applicable Laws, Permits and Orders to consummate and make effective, as soon as reasonably practicable, the Contemplated Transactions and each party hereto shall cooperate with the other in all of the foregoing.

     6.06 Notices of Certain  Events.  From the date hereof to the Closing Date,
          --------------------------
Seller and Purchaser shall promptly notify the other of:

          (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Contemplated Transactions;

          (b) any notice or other communication from any Governmental Body or any third party under any Contract in connection with or otherwise affecting the Contemplated Transactions; and

          (c) any notice of an event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of any representation or warranty, whether made as of the date hereof or as of the Closing Date, or that would constitute a violation or breach of any covenant of any party contained in this Agreement.

     6.07 INTENTIONALLY LEFT BLANK
          ------------------------
                                      12

     6.08 Discharge of Debt. Seller shall pay,  discharge or release on or prior
          -----------------
to the Closing Date all Debt that is secured by a Lien upon the Park, unless such Lien or Debt was caused by or arose through or under Purchaser or its Affiliates.

     6.09  Capital  Improvements.  (a)  Purchaser  shall  invest  Fifty  Million
           ---------------------
($50,000,000.00) Dollars in additional capital improvements (all capital improvement expenditures that are actually capitalized on the books of the Park in accordance with GAAP will be "Capital Improvements") for the Park during the "Investment Period" (as hereinafter defined in the following increments: at least Ten Million ($10,000,000.00) Dollars on or before December 31, 1999; an aggregate of at least Twenty Million ($20,000,000.00) Dollars on or before December 31, 2000; and a total of at least Fifty Million ($50,000,000.00)
Dollars on or before December 31, 2003 (the period from the Closing Date to December 31, 2003 being sometimes referred to as the "Investment Period"). Capital Improvements prior to December 31, 2000 shall include either (i) removal of the Skycoaster or (ii) modification of the Skycoaster to minimize the visual impact of the Skycoaster in a manner reasonably acceptable to LCDC. In addition to the remedies available to Seller at law or equity, no amounts expended for Capital Improvements prior to December 31, 2000 in excess of Ten Million ($10,000,000) Dollars, shall apply to Purchaser's requirements under this Section should Purchaser fail to timely perform in all material respects the Skycoaster removal or modifications required by this Agreement. Within ninety
(90) days after the end of each respective time period, Purchaser shall provide Seller evidence of the required investment in the Capital Improvements for such time period. In determining Purchaser's compliance with this Section 6.09, the amounts expended prior to the Investment Period for the "Frisbee" and "Top Spin" rides for the 1998 season and other rides and attractions not operational during the 1998 season, but intended to be operational for the 1999 or later season need not have been expended during the Investment Period to qualify as part of the Capital Improvement investments. The time periods contained are not subject to extension by reason of Force Majeure. The impact of such Force Majeure is governed by Section 6.09 (b).

          (b) If Purchaser, by reason of Force Majeure, is prohibited from investing in Capital Improvements as required in Section 6.09 (a), Purchaser shall, prior to the end of any applicable time period in Section 6.09 (a), deposit an amount in cash (the "Cash Escrow"), equal to the difference between the amount required to have been invested in Capital Improvements for such time period and the amount actually invested (the "Deficit") in an interest bearing escrow account with an escrow agent and pursuant to an escrow agreement mutually acceptable to the parties. Except as otherwise provided in Section 6.09(c), the Cash Escrow shall be used solely for the investment in the Capital Improvements as required herein and must be fully invested in Capital Improvements within eighteen (18) months of the expiration of the time period in which such investment was to have been made under Section 6.09(a). The interest earned on the Cash Escrow shall be Purchaser's unless Purchaser fails to invest the Cash Escrow within said eighteen months, then the interest will become payable to Seller as part of the Liquidated Damage Amount (defined below).

          (c) If Purchaser fails (i) to invest in Capital Improvements as required herein during the applicable portion of the Investment Period or (ii) to expend the entire Cash Escrow as required herein, within eighteen (18) months as set forth in subsection (b) above, then Purchaser shall immediately pay Seller an amount equal to 125% of the Deficit or unused Cash Escrow (as applicable) (the "Liquidated Damages Amount"), less such unused Cash Escrow (and interest thereon) that shall be paid by the escrow agent to Seller as a portion of the Liquidated Damages Amount. It is acknowledged that the escrow agreement shall provide for such direct payment to Seller.

          (d) If Seller fails to receive any Liquidated Damage Amount on or before thirty (30) days after receipt of written demand by Seller to Purchaser, then Seller shall have the right to require the reconveyance of the Park to Seller (or Seller's designee) except for Contracts to which Seller (or Seller's designee) has a commercially reasonable objection, by special warranty deed subject only to the Permitted Exceptions (except for Purchaser Exceptions that are not Purchaser Permitted Exceptions) for a total consideration of Ten ($10.00) dollars. Upon such conveyance, Seller (or Seller's designee) shall pay Purchaser the repurchase price ($10.00 dollars) in funds immediately available in Bexar County, Texas. Ad valorem taxes and assessments shall be prorated as of 12:01 a.m. on the date of such reconveyance. If the title proposed to be conveyed to Seller (or Seller's designee) is subject to any Lien which is not permitted in this section, then Seller (or Seller's designee), in addition to all other rights and remedies which it may have at law or equity, may remove any such Lien and all the costs and expenses (including, but not limited to reasonable attorneys' fees) incurred in connection therewith by Seller (or Seller's designee) shall be promptly paid by Purchaser. Seller (or Seller's designee) shall be entitled to receive, in its name, title insurance and a survey complying with the requirements of this Agreement for the original conveyance from Seller to Purchaser and subject to the Permitted Exceptions (except for Purchaser Exceptions that are not Purchaser Permitted Exceptions). All closing costs required in connection with this repurchase, including but not limited to title insurance, shall be borne by Purchaser or its Affiliate. Purchaser agrees that the Park to be reconveyed under this Section 6.09 and under Section 15.02, except as otherwise provided therein, under Section 15.02 herein, shall be deemed to include any real or tangible personal property used or held for use in connection with the ownership or operation of the Park at the time of Seller's notice to Purchaser of its exercise of its right to require reconveyance. This Section 6.09 shall survive Closing and shall be made of record in the deed or in such other manner as may be reasonably acceptable to Seller.

     6.10  Demographic  Information.  (a)  Subsequent to the Closing,  Purchaser
           ------------------------
shall provide the following demographic information to Seller:

          (i)    Monthly Attendance at the Park
          (ii)   Per Capita spending of attendees

     Additionally, Purchaser shall provide the following information, based on statistical sampling, guest profile and attendance distribution, and the following factors to the extent Purchaser is then gathering such information:

          (iii)  Income
          (iv)   Geographic location of attendees, including Mexico
          (v)    Age Distribution of Attendees
          (vi)   Marital status of Attendees
          (vii)  Average Length of stay of Attendees

     Purchaser shall provide such demographic reports as requested by Seller, but in no event more than twice a year. Purchaser agrees to collect such demographic information about the Park in a manner consistent with the other theme parks owned by it and its Affiliates. If Purchaser ceases to collect such information, Purchaser shall promptly notify Seller of its decision to cease gathering such information and Seller may request that Purchaser resume collecting such information as it relates to the Park and will reimburse Purchaser for its reasonable costs incurred to gather such information.

          (b) Seller acknowledges and agrees that all information provided to it pursuant to this Section 6.10 (the "Demographic Information") will be highly confidential, proprietary information of Purchaser. Seller will not use or disclose to any person the Demographic Information except that such information may be used and disclosed by Seller and its Affiliates in marketing activities relating to La Cantera; provided that (i) the form of such use and/or disclosure shall have been approved in writing by Purchaser, which approval shall not be unreasonably withheld or delayed, except the form in which Purchaser provides such information to Seller will be deemed a reasonably acceptable form and (ii) Seller shall use commercially reasonable efforts to ensure that such information is not given to any person which, directly or indirectly through its Affiliates, is engaged in the ownership, operation or management of theme parks, water parks or amusement parks. The parties agree that should Seller obtain an executed agreement and representation in a form reasonably acceptable to Purchaser prior to any disclosure that the party to whom Seller intends to disclose such information will keep such information confidential, will not use or disclose such information, and is not engaged in any activity listed in sub-paragraph
(ii) of the preceding sentence and use good faith efforts to orally notify Purchaser prior to such disclosure, Seller shall be deemed to have used commercially reasonable efforts to prevent disclosure unless Seller knows or reasonably should have known the statement was untrue. The parties agree that a violation of the provisions of this Section 6.10(b) will cause irreparable damage to Purchaser, and Purchaser, in addition to any other remedies available to it, shall be entitled (without any requirement of posting a bond or other security) to an injunction enjoining and restraining Seller and its Affiliates from violating or continuing to violate or threatening to violate this Section. In addition to any remedies referred to in the preceding sentence, in the event of a material, willful breach by Seller or its Affiliate of this Section 6.10
(b), the obligations of Purchaser under Section 6.10(a) shall thereupon terminate.

     The covenant contained in this Section 6.10 shall survive Closing.

     6.11 Access to Books and Records.  Purchaser and Seller  covenant and agree
          ---------------------------
that each shall have reasonable access to all Books and Records (except the transaction documents associated with this Agreement and the Lease Agreement) related to the Park to prepare a defense of Liabilities, conduct audits or other business related activities. If, after Closing, any party determines to destroy any such Books and Records, it will endeavor to give to the other party at least two months prior written notice thereof, and such other party shall have the right to take possession of any such Books and Records. This covenant shall survive Closing.

                                   ARTICLE VII

                              CONDITIONS TO CLOSING
                              ---------------------

     7.01  Conditions to the  Obligations  of the Parties.  The  obligations  of
           ----------------------------------------------
Seller and Purchaser to consummate the Contemplated Transactions are subject to the satisfaction of the following conditions:

          (a) No  Injunction.  No provision of any  applicable  Law and no Order
              --------------
shall prohibit the consummation of the Contemplated Transactions and the applicable waiting period under HSR shall has expired.

          (b) No Proceeding  or  Litigation.  No Claim  instituted by any person
              -----------------------------
(other than Purchaser, Seller, or their respective Affiliates), shall have been commenced or pending against Seller, Purchaser or any of their respective Affiliates, officers or directors which Claim seeks to restrain, prevent, change or delay in any material respect the Contemplated Transactions or seeks to challenge any of the material terms or provisions of this Agreement or seeks material damages in connection with any of such transactions.

     7.02  Conditions  to the  Obligations  of  Purchaser.  All  obligations  of
           ----------------------------------------------
Purchaser hereunder are subject, at the option of Purchaser, to the fulfillment prior to or at the Closing of each of the following further conditions:

          (a)  Performance.  Seller and Parent shall have performed and complied
               -----------
with all agreements, obligations and covenants required by this Agreement to be performed or complied with by them, at or prior to, the Closing Date, including without limitation the delivery of the items (including the Transaction Documents) required to be delivered by Seller and Parent under Section 8.02 below.

          (b) Representations and Warranties. The representations and warranties
              ------------------------------
of Seller and Parent contained in this Agreement and in any certificate or other writing delivered by Seller or Parent pursuant hereto shall be true at, and as of, the Closing Date as if made at, and as of, such time.

     7.03  Conditions to the  Obligations of Seller.  All  obligations of Seller
           ----------------------------------------
hereunder are subject, at the option of Seller, to the fulfillment prior to or at the Closing of each of the following further conditions:

          (a) Performance.  Purchaser shall have performed and complied with all
              -----------
agreements, obligations and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, including without limitation the delivery of the items (including the Transaction Documents) required to be delivered by Purchaser under Section 8.03 below.

          (b) Representations and Warranties. The representations and warranties
              ------------------------------
of Purchaser (including Premier Parks Inc., and any assignee of its rights hereunder) contained in this Agreement and in any certificate or other writing delivered by Purchaser pursuant hereto shall be true at, and as of, the Closing Date as if made at and as of such time.

                                  ARTICLE VIII.

                                     CLOSING
                                     -------

          8.01 Closing Date. Unless extended as provided in this Agreement,  and
               ------------
provided all conditions described in Article VII are satisfied or waived by Purchaser and Seller, Purchaser and Seller shall consummate and close the Contemplated Transactions on NOVEMBER 9, 1998 during regular business hours at a time mutually acceptable to Seller and Purchaser in the offices of Seller in San Antonio, Texas, unless an earlier date and time is mutually agreed to by Purchaser and Seller or, if the conditions, other than those related to actions to be taken at Closing, set forth in Section 7.02 and 7.03 above have not been satisfied or waived by such date, then at such other date and time as may be agreed upon by Purchaser and Seller which is at least five (5), and no more than fifteen (15), days after the satisfaction or waiver of those conditions. The date of the consummation and closing of the purchase and sale contemplated by this Agreement is herein referred to sometimes as the "Closing Date", and the actual consummation and closing of the purchase and sale of the Securities contemplated by this Agreement is herein referred to sometimes as the "Closing".

          8.02 Items to be Delivered by Seller on Closing  Date.  On the Closing
               ------------------------------------------------
Date, Seller shall deliver for the benefit of Purchaser the following (all of which shall be duly executed, witnessed and notarized where appropriate and, where appropriate, be in recordable form).

               (a) Certificates representing the Shares, with stock powers duly endorsed in blank or otherwise in suitable form for transfer by delivery.

               (b) A Mortgagee's Policy of Title Insurance and Owner Policy of Title Insurance in the face amount of $45,000,000.00, insuring in FTI good and indefeasible fee simple title to the Realty, subject only to the Permitted Exceptions, the Special Warranty Deed, Deed of Trust, and other documents recorded in connection with the transfer of the Park from Seller to FTI and (i) with the standard exception concerning shortages in area or discrepancies or conflicts in boundary lines, or any encroachments, or any overlapping of Improvements deleted to the maximum extent permitted by applicable title insurance regulation; (ii) the exception concerning restrictions endorsed "None of Record" except as may be included in the Permitted Exceptions; (iii) the exception as to taxes limited to the year of Closing and subsequent years and endorsed "Not Yet Due and Payable"; and (iv) the exception concerning parties in possession limited to the tenants under the Lease Agreement.

               (c) If Seller  is not a  "foreign  person"  (as  defined  in Code
Section 1445(f)(3) and the regulations issued thereunder), a non-foreign transferor affidavit in recordable form containing such information as shall be required by Code Section 1445 (b)(2) and regulations issued thereunder.

               (d) A copy of the articles of incorporation or partnership agreement of Seller, FTI and each general partner of Seller and Parent, if applicable, with all amendments thereto, certified by an officer or a general partner of Seller, an officer of FTI, each general partner of Seller and Parent, to be complete, true, and correct without exception and in full force and effect as of the Closing Date, together with original certified (by the Secretary of State) copies of the Certificate of Incorporation or limited partnership certificate/agreement, as the case may be, and, where available, certificates of good standing and qualification with respect to each of such entities dated within 30 days of the Closing Date.

               (e) Original executed counterparts of the corporate resolutions or partnership consents of Seller, each general partner of Seller and Parent, if and to the extent required under the relevant documentation, each limited partner of Seller and each general and limited partner of each of the foregoing, if applicable, or other documents as Purchaser shall reasonably request at least five (5) days prior to the Closing Date to evidence and confirm the power and authority of Seller to close the transaction contemplated herein.

               (f) An executed Amended and Restated Note as described in Section 3.01(b) above and in the form attached hereto as Exhibit "B".

               (g) An executed Release of the Guaranty and other documents associated therewith in the form attached hereto as Exhibit "C" (together with the Release referred to in Section 8.03(i) the "Lease Release").

               (h) An executed Right of First Refusal in the form attached hereto as Exhibit "D" (the "Right of First Refusal").

               (i) An executed assignment by Seller to Purchaser of the Limited Partnership Interests in the form attached hereto as Exhibit "E" together with
                                                       -----------
all certificates, if any, evidencing such Limited Partnership Interests, in suitable form for transfer by delivery.

               (j) A certificate, executed by an officer of Parent and of the general partner of Seller, dated as of the Closing Date which confirms that all of the matters set forth in Section 7.02(a) and (b) are true and correct in all material respects, in the form annexed hereto as Exhibit "F".
                                                 -----------

               (k) An executed Assignment and Assumption Agreement in the form attached hereto as Exhibit "Q" ("Assignment and Assumption Agreement").

               (l)  An  executed   Assignment  of   Trademarks,   Copyright  and
Intellectual Property Rights the forms of which are attached hereto as Exhibit "R-1, R-2 and R-3".

               (m) An Amendment to the Replacement Cost Sharing Agreement which includes the 9.801 acre tract under such agreement.

               (n) An approval letter stating that a picnic area with pavillions and amenities reasonably related amenities thereto is an authorized use under the Commercial Covenants.

               (o) An Assignment of Sewer Capacity for the 9.801 acre tract in the form attached hereto as Exhibit "S" executed by Parent.

               (p) Such other documents, instruments and certificates as are contemplated herein or otherwise required or reasonably requested to effect and complete the Closing.

     8.03 Items  Delivered by Purchaser on Closing  Date.  On the Closing  Date,
          ----------------------------------------------
provided all  conditions  set forth in Sections 4.01 and 5.01 and in Article VII
                                       ----------------------
have been fully satisfied and/or complied with, Purchaser shall deliver (or cause FTI to deliver) for the benefit of Seller the following (all of which shall be duly executed, witnessed, and notarized, and be in recordable form where appropriate).

               (a) The cash portion of Total Purchase Price.

               (b) A copy of the articles of incorporation or partnership agreement of Purchaser, if applicable, with all amendments thereto, certified by an officer or a general partner of Purchaser to be complete, true, and correct without exception and in full force and effect as of the Closing Date.

               (c) Original executed counterparts of the corporate or partnership resolutions of Purchaser, if applicable, or other documents as Seller shall reasonably request at least five (5) days prior to the Closing Date to evidence and confirm the power and authority of Purchaser to close the transaction contemplated herein.

               (d) An executed Amended and Restated Note.

               (e) An executed Declaration of Theme Park Covenants in the form attached hereto as Exhibit "G" and a Memorandum thereof, executed and
                       ------------
acknowledged for recording in the Real Property Records of Bexar County, Texas in form mutually agreeable to the parties.

               (f) An  easement,  in the form  attached  hereto as Exhibit  "H",
                                                                   ------------
granting the La Cantera Community Organization, Inc. ("LCCO") or La Cantera Development Company ("LCDC") the right to maintain the entrance area of the Park.

               (g) An easement granting LCCO or LCDC the right at its own expense to landscape the buffer area along the top of the quarry wall to screen Improvements at the Park in the form attached hereto as Exhibit "I".
                                                        -----------

               (h) An executed acknowledgement, in the form attached hereto as Exhibit "J" regarding the provision of security along La Cantera Parkway during
-----------
major events ("Security Acknowledgement").

               (i) An executed Release of the Lease Agreement and other documents associated therewith in the form attached hereto as Exhibit "K".

               (j)  An  executed   Subordination   of  Lease   Agreement   which
subordinates the Lease Agreement to the rights of Seller pursuant to this Agreement in the form attached hereto as Exhibit "L".

               (k) An executed  Right of First Refusal.

               (l) An Intellectual Property Agreement, specifying the Intellectual Property Rights to be reassigned to Seller in accordance with this Agreement if Seller reacquires the Park in the form attached hereto as Exhibit
                                                                         -------
"M" ("IP Reconveyance").
-----------------------

               (m) An executed Termination of the Option to Purchase Real Property dated effective as of March 9, 1996 executed by LCDC and SATP in the form attached hereto as Exhibit "N".
                        -----------

               (n) A certificate, executed by an officer of Premier Parks Inc., and any assignee of its rights hereunder, dated as of the Closing Date, which confirms that all matters set forth in Sections 7.03(a) and (b) are true and correct in all material respects, in the form attached hereto as Exhibit "O".

               (o) An executed Deed of Trust and other security agreements in the form attached hereto as Exhibit "P".

               (p) An Amendment to the Replacement Cost Sharing Agreement which includes the 9.801 acre tract under such agreement.

               (q) An executed Assignment and Assumption Agreement.

               (r) Such other documents, instruments and certificates as are contemplated herein to consummate the Contemplated Transactions.

     8.04 Closing Costs and Attorneys'  Fees. On the Closing Date, and except as
          ----------------------------------
otherwise provided for herein, Seller shall pay the cost of examining and insuring title to the Park, as provided for herein, the cost of the Survey, the costs of recording the Special Warranty Deed and other conveyancing documents, the costs of clearing and/or releasing any and all exceptions to title which are not Permitted Exceptions except for exceptions to title caused by or arising through Purchaser or its Affiliates, Seller's attorneys' fees, fifty percent (50%) of any escrow fees, 50% of the filing fee incurred by Purchaser to comply with HSR, any other costs incurred by Seller, and all other costs as specifically agreed in other parts of this Agreement. Purchaser shall pay Purchaser's attorneys' fees, the costs of clearing and/or releasing any and all exceptions to title which are not Permitted Exceptions and are exceptions to title caused by or arising through Purchaser or its Affiliates, fifty percent (50%) of any escrow fees, the cost of recording the Deed of Trust, any other costs incurred by Purchaser and other costs as specifically agreed in other parts of this Agreement. In the event no agreement is contained herein respecting the payment of a particular cost or expense of Closing, such cost or expense shall be paid equally by both parties. None of Seller's closing costs and no other costs and expenses of Seller in complying with its covenants and agreements under this Agreement shall be deducted from or charged against gross income for the Park.

     8.05 Prorations. Pursuant to the Lease Agreement,  Purchaser's Affiliate is
          ----------
responsible for all ad valorem Taxes and assessments on the Park. Purchaser shall remain responsible for such Taxes and assessments accruing against the Park.

                                   ARTICLE IX

                      DESTRUCTION, DAMAGE, OR CONDEMNATION
                      ------------------------------------

     9.01 Risk of Loss.
          ------------

          (a) Casualty.  If the Park or any portion  thereof shall be damaged or
              --------
destroyed prior to the Closing, Purchaser shall have the right to terminate this Agreement in accordance with Section 7.1 of the Lease Agreement. In the event that Purchaser does not terminate this Agreement, then the Purchaser and Seller shall consummate the Closing; in that event, all of Seller's and FTI's right, title and interest in and to the claims and proceeds of any insurance covering such damage shall be assigned to Purchaser at the Closing, and there shall be no reduction in the Total Purchase Price. Notwithstanding any other provision of this Agreement to the contrary, in the event that Purchaser or its Affiliate fails to maintain insurance covering any such casualty to the extent Purchaser (or such Affiliate) is required to do so in the Lease Agreement, if it has otherwise become obligated to consummate this Agreement, Purchaser shall consummate the purchase without regard to any such casualty and without reduction in the Total Purchase Price. If Purchaser waives its right to terminate the Agreement in the event of, and in accordance with, the foregoing, neither Seller nor FTI shall settle or adjust any Claims relating to a casualty, damage or destruction without Purchaser's prior written approval.

          (b) Condemnation.  If, prior to the Closing, any Claim is contemplated
              ------------
or commenced, or either party receives any written notice that any Claim may or might be contemplated or commenced, to take any of the Park by eminent domain, condemnation, compulsory purchase, expropriation or like proceedings or by deed in lieu thereof, such party shall promptly deliver written notice thereof to the other party, and Purchaser shall have the right to terminate this Agreement in accordance with Section 7.2 of the Lease Agreement. In the event that Purchaser does not terminate this Agreement, then the Purchaser and Seller shall consummate the Closing; in that event, all of Seller's and FTI's rights, title and interest in and to the award or, proceeds paid or payable with respect thereto of the condemning authority shall be assigned without recourse to Purchaser at the Closing, and there shall be no reduction in the Total Purchase Price. If Purchaser, in writing, waives its right to terminate this Agreement in the event of, and in accordance with, the foregoing, neither Seller nor FTI shall settle or adjust any Claims relating to a condemnation without Purchaser's prior written approval.

                                   ARTICLE X.

                             REAL ESTATE COMMISSIONS
                             -----------------------

     Seller and Parent, each warrant and represent that it has not dealt with any real estate broker, dealer or salesman in connection with the transactions contemplated herein, and that there are and shall be no brokerage fees, commissions, or other remuneration of any kind arising from the execution of this Agreement or the Closing of the Contemplated Transactions or arising from the Lease Agreement or the transactions contemplated thereby, as a result of Seller's actions. Seller and Parent, each shall forever jointly and severally indemnify and hold harmless Purchaser or FTI against and in respect of any and all Claims, including, without limitation, reasonable attorneys' fees and court costs, incurred by Purchaser resulting from any Claim by any broker or agent or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Seller in respect to the transactions herein contemplated. Purchaser warrants and represents that it has not dealt with any real estate other broker, dealer or salesman in connection with the transactions contemplated herein, and that there are and shall be no brokerage fees, commissions, or other remuneration of any kind arising from the execution of this Agreement or the Closing of the Contemplated Transactions as a result of Purchaser's actions. Purchaser shall forever indemnify and hold harmless Seller and Parent, each against and in respect of any and all Claims, including, without limitation, reasonable attorney's fees and court costs, incurred by Seller or Parent resulting from any Claim asserted against Seller or Parent by any agent, broker or other person on the basis of any arrangement or agreements made or alleged to be made by or on behalf of Purchaser in respect to the transactions herein contemplated. The provisions of this Article X shall survive the Closing Date.

                                   ARTICLE XI.

                                     NOTICES
                                     -------

     Any notice, demand or request that is given in connection herewith shall be in writing and directed to Seller and Purchaser by: (a) certified mail, return receipt requested, postage prepaid, or (b) nationally recognized overnight carrier or personally by hand or by facsimile so long as evidence of actual receipt is obtainable at their respective addresses set forth below. In the event such notice or other communication is effected by personal delivery or by an overnight express delivery courier, the date and hour of actual delivery shall fix the time of notice. Absent a postal strike or other stoppage of the mails, effective delivery of notice shall be determined as follows: (a) if by registered or certified United States mail, the third business day after the date at which the sealed envelope containing the notice is deposited in the United States mail; and (b) if by other means permitted hereunder, the first business day after the date delivered. Each party shall have the right to change its address, for purposes of notice, by giving notice to the other party hereto as provided above.

        If to Seller or its                 Fiesta Texas Theme Parks, Ltd.
        Affiliates, to:                     9830 Colonnade Blvd.
                                            Suite 600
                                            San Antonio, Texas 78230-2239
                                            Attn:  Edward B. Kelley

        with a copy to:                     Kenneth W. Smith
                                            VP Real Estate Counsel
                                            9800 Fredericksburg Road, C3W
                                            San Antonio, Texas 78288

        If to Purchaser or                  Premier Parks Inc.
        its Affiliates to:                  122 E. 42nd Street
                                            49th Floor
                                            New York, New York 10168
                                            Attn: James F. Dannhauser
                                                  Chief Financial Officer

        with a copy to:                     Baer Marks & Upham LLP
                                            805 Third Avenue
                                            New York, New York 10022
                                            Attn: Barbara E. Champoux, Esq.

     The attorneys for either party may, but shall not be required to, give notice on behalf of their respective clients in accordance herewith. The provisions of this Article XI shall survive the Closing.

                                   ARTICLE XII

                              SURVIVAL; INDEMNITY;
                              --------------------

     12.01  Survival(a)  Unless expressly  provided herein,  no  representation,
            --------
warranty, covenant or agreement contained in this agreement shall survive the Closing but shall merge into the documents executed at Closing. Notwithstanding any right of Purchaser fully to investigate the affairs of Seller and notwithstanding any knowledge of facts determined or determinable by Purchaser pursuant to such investigation or right of investigation, Purchaser has the right to rely fully upon the representations, warranties, covenants and agreements of Seller and Parent contained in this Agreement, or listed or disclosed on any Schedule hereto or in any instrument delivered in connection with or pursuant to any of the foregoing, including the Transaction Documents; provided however, that Purchaser shall promptly advise Seller in writing of information that comes to Purchaser's attention that leads Purchaser to conclude that one or more of Seller's or Parent's representations or warranties are not true.

     The representations and warranties made by Seller and Parent in Sections 6.01, except the representations and warranties regarding the Realty contained in 6.01(e) which shall not survive the Closing, shall survive the execution and delivery of this Agreement and the Closing hereunder. Such surviving representations and warranties shall terminate and expire on the date which is one year after the Closing Date (the "First Anniversary Date") other than the representation and warranty under 6.01(m) which shall terminate and expire on the date which is three (3) years after the Closing Date, provided, however,
                                                             --------   -------
that the Liability of Seller or Parent shall not so terminate as to any specific claim or claims of the type referred to in Section 12.02(a) hereof, whether or not fixed as to Liability or as to liquidated amount, with respect to which Seller has been given specific notice on or prior to the date on which such Liability would otherwise terminate pursuant to the terms of this Section 12.01(a), and provided, further, that the termination of any such representation
              --------  -------
and warranty shall not affect the ability of Purchaser to seek indemnification in accordance with Section 12.02(b) (c) or (d) below.

          (b) All representations and warranties of Purchaser shall terminate and expire on the First Anniversary Date; provided, however, that the Liability
                                          --------   -------
of Purchaser shall not so terminate to any specific claim or claims of the type referred to in Section 12.03(a) hereof, whether or not fixed as to Liability or liquidated as to amount, with respect to which Purchaser has been given specific notice on or prior to the date on which such liability would otherwise terminate pursuant to the terms of this Section 12.01(b); and provided, further, that the
                                                    --------   -------
termination of any such representation and warranty shall not affect the ability of Seller to seek indemnification in accordance with Section 12.03(b), (c), (d) or (e) below.

     12.02  Obligation  of Seller and Parent to  Indemnify.  Seller and  Parent,
            ----------------------------------------------
jointly and severally, agree to indemnify, defend and hold harmless Purchaser (and its respective directors, officers, employees, Affiliates, successors and assigns) from and against all Claims, losses, Liabilities, damages, deficiencies, judgments, settlements, costs and investigation or other expenses (including interest, penalties and reasonable attorneys' fees and disbursements and expenses incurred in enforcing this indemnification) (collectively, the "Losses") suffered or incurred by Purchaser or any of the foregoing persons arising out of (a) any breach of the representations and warranties of Seller or Parent contained in this Agreement or in the Schedules or any Transaction Documents that survive the Closing, or (b) any breach of the covenants and agreements of Seller or Parent contained in this Agreement or in the Schedules or any Transaction Document, or (c) Liabilities for which Seller would have been required to indemnify the Partnership Indemnitees (as such term is defined in the Lease Agreement) pursuant to Articles 12 or 19 of the Lease Agreement (as modified below in this Section 12.02 and by Section 12.04) if such Articles had survived the Lease Release without regard to any subsequent amendment or termination of the Lease Agreement, or (d) Liabilities which Seller would have been required to indemnify the Manager or Partnership (as such terms are defined in the IP Agreement) pursuant to Section 11.3 of the IP Agreement. Notwithstanding the preceding, in no circumstance shall Seller's or Parent's responsibility to indemnify Purchaser under this Section 12.02 extend to (i) breach of a representation, warranty, covenant or agreement of Seller contained in the Lease Agreement (other than those provisions of the Lease Agreement that have been expressly incorporated into this Agreement , (ii) Environmental Liabilities that arise or result from any change in Environmental Laws (as such terms are defined in the Lease Agreement) subsequent to the effective date of this Agreement, or (iii) Omissions Liabilities (as such term is defined in the Lease Agreement).

     12.03 Obligation of Purchaser to Indemnify.  Purchaser agrees to indemnify,
           ------------------------------------
defend and hold harmless Seller (and any director, officer, employee, Affiliate or successors and assigns of Seller) from and against any Losses suffered or incurred by Seller or any of the foregoing persons arising out of (a) any breach of the representations and warranties of Purchaser or of the covenants and agreements of Purchaser contained in this Agreement or in the Schedules or any Transaction Documents, or (b) any Liabilities expressly assumed by Purchaser pursuant to this Agreement or the other Transaction Documents, or (c)
Liabilities which Purchaser (or its Affiliate) would have been required to indemnify the Lessor Indemnitees (as such term is defined in the Lease Agreement) pursuant to Articles 12 and 18 of the Lease Agreement (as modified below in this Section 12.03 and by Section 12.04 hereof) if such Articles had survived the Lease Release without regard to any subsequent amendment or termination of the Lease Agreement or (d) any Liabilities for which Purchaser (or its Affiliate) would have been required to indemnify the Lessor (as such term is defined in the IP Agreement) pursuant to Section 11.2 of the IP

Agreement, or (e) any third party Losses arising out of Seller being a limited partner of the Partnership except for Losses arising out of the gross negligence, willful misconduct or breach of the Partnership Agreement of, or by, Seller. Notwithstanding the preceding, in no circumstance shall Purchaser's responsibilities to indemnify Seller under this Section 12.03 extend to breach of a representation, warranty, covenant or agreement of SATP contained in the Lease Agreement (other than those provisions of the Lease Agreement that have been expressly incorporated into this Agreement).

     12.04 Lease  Agreement.  The parties agree that the  provisions of Sections
           ----------------
12.2, 18.1  (excluding  clauses  (i)-(v)  thereof) and 19.1  (excluding  clauses
(i)-(v) thereof) of the Lease Agreement are hereby incorporated herein by reference, except (i) references to the Partnership therein shall be deemed to include Premier Parks Inc. and FTI, and (ii) reference to Lessor shall be deemed to not include FTI and except as set forth in the last sentence of Section 12.02 and 12.03 hereof. As set forth in the Lease Release, these provisions are not released by the terms of the Lease Release.

     12.05 Notice and  Opportunity  to Defend Third Party  Claims.  (a) Promptly
           ------------------------------------------------------
after  receipt by any party hereto (the  "Indemnitee")  of notice of any demand, claim  or  circumstance  which  would  or  might  give  rise to a  claim  or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give prompt notice thereof (the "Claims Notice") to the party or parties obligated to provide indemnification pursuant to Sections 12.02 or
12.03 (collectively, the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

          (b) The Indemnifying Party may elect to defend, at its own expense and with its own counsel, any Asserted Liability unless (i) the Asserted Liability seeks an Order, injunction or other equitable or declaratory relief against the Indemnitee or (ii) the Indemnitee shall have reasonably concluded that (1) there is a conflict of interest between the Indemnitee and the Indemnifying Party in the conduct of such defense or (2) the Indemnitee shall have one or more defenses not available to the Indemnifying Party. If the Indemnifying Party elects to defend such Asserted Liability, it shall within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the defense of such Asserted Liability. If the Indemnifying Party elects not to defend the Asserted Liability, is not permitted to defend the Asserted Liability by reason of the first sentence of this Section 12.05, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement with respect to such Asserted Liability, the Indemnitee may pay, compromise or defend such Asserted Liability at the sole cost and expense of the Indemnifying Party. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the reasonable written objection of the other; provided that the Indemnitee may settle or compromise any claim as to
        --------
which the Indemnifying Party has failed to notify the Indemnitee of its election under this Section 12.05 or as to which the Indemnifying Party is contesting its indemnification obligations hereunder. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of any Asserted Liability. If the Indemnifying Party chooses to defend any Asserted Liability, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. Any Losses of any Indemnitee for which indemnification is available hereunder shall be paid promptly upon written demand therefor.

     12.06 Limits on  Indemnification.  Seller and Parent shall not be liable to
           --------------------------
Purchaser for any Asserted Liability specified in Section 12.02(a) above unless all Asserted Liabilities exceed $50,000, in which case Purchaser shall be entitled to be indemnified for all Asserted Liabilities.

     12.07 Exclusivity. The parties agree that the indemnification provisions of
           -----------
this Article XII shall constitute the parties' sole and exclusive remedies for breach of representations or warranties contained in this Agreement (other than Claims in the nature of fraud).

     This Article XII shall survive Closing.

                                  ARTICLE XIII

                        TERMINATION; SPECIFIC PERFORMANCE
                        ---------------------------------

     13.01  Specific  Performance.  Seller and Purchaser  acknowledge  and agree
            ---------------------
that, if Seller or Purchaser wrongfully fails to proceed with the Closing in any circumstance, Purchaser or Seller will not have adequate remedies at Law with respect to such failure and that, in such event, Purchaser or Seller shall be entitled, without the necessity or obligation of posting a bond or other security, to commence a suit in equity to obtain specific performance of Seller's or Purchaser's obligations under this Agreement. Seller and Purchaser specifically affirm the appropriateness of such injunctive or other equitable relief in any such action.

     13.02  Termination.  This Agreement may be terminated and the  Contemplated
            -----------
Transactions may be abandoned at any time prior to the Closing:

          (a) By Purchaser, if (i) there has been a material misrepresentation or breach of warranty on the part of the Seller or Parent in the representations and warranties contained herein and such material misrepresentation or breach of warranty, if curable, is not cured within 30 days after written notice thereof from Purchaser; (ii) Seller or Parent has committed a material breach of any covenant imposed upon it hereunder and fails to cure such breach within 30 days after written notice thereof from Purchaser; or (iii) any condition to Purchaser's obligations hereunder becomes incapable of fulfillment through no fault of Purchaser and is not waived by Purchaser; provided that, in the event of an exception to title that is not a Permitted Exception, such shall not be deemed a misrepresentation or breach of warranty if Seller shall use commercially reasonable efforts to remove such exception to title prior to Closing and if unable to remove, Seller shall indemnify (or, if securing a Debt or money obligation, to obtain a bond or other security reasonably acceptable to, and in favor of) Purchaser against any Loss related to such title exception and shall continue to use commercially reasonable efforts to remove such title exception.

          (b) By either Seller or Purchaser, if there shall be any Law that makes consummation of the Contemplated Transactions illegal or otherwise prohibited, or if any Order enjoining Seller or Purchaser from consummating the Contemplated Transactions is entered and such Order shall have become final and non-appealable;

          (c) By either Seller or Purchaser, if the Closing shall not have occurred on or prior to December 31, 1998; provided that, (i) if so terminated by Seller, Seller shall not be then in default hereunder as specified in Section 13.02(a)(i) or 13.02(a)(ii)or (ii) if so terminated by Purchaser, Purchaser shall not be then in default hereunder as specified in Section 13.02(d)(i) or 13.02(d)(ii); or

          (d) By Seller, if (i) there has been a material misrepresentation or breach of warranty on the part of the Purchaser in the representations and warranties contained herein and such material misrepresentation or breach of warranty, if curable, is not cured within 30 days after written notice thereof from Seller; (ii) Purchaser has committed a material breach of any covenant imposed upon it hereunder and fails to cure such breach within 30 days after written notice thereof from Seller; or (iii) any condition to Seller's obligations hereunder becomes incapable of fulfillment through no fault of Seller and is not waived by Seller.

     13.03 Effect of Termination;  Right to Proceed.  (a) In the event that this
           ----------------------------------------
Agreement shall be terminated pursuant to Section 13.02(b) or (c), all further obligations of the parties under the Agreement shall terminate without further liability of any party hereunder. However, the provision contained in this
Article XIII, shall survive any termination of this Agreement and the parties shall bear their respective costs associated herewith.

          (b) In the  event  this  Agreement  shall be  terminated  pursuant  to
Section 13.02(a) or (d), all further obligations of parties under this Agreement shall terminate without further liability of any party hereunder except (i) to the extent that a party has made a material misrepresentation or committed a breach of any material covenant and agreement imposed upon it hereunder; and
(ii) to the extent that any condition to a party's obligations hereunder become incapable of fulfillment because of the breach by the other party of its obligations hereunder. In the event that a condition precedent to its obligation is not met, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the Contemplated Transactions.

                                   ARTICLE XIV

                                    INSURANCE
                                    ---------

     14.01 Purchaser shall, or cause its Affiliates to, continue to carry insurance on the Park generally in the form and coverages maintained for its other theme parks; provided however, for a period of two (2) years after the date of Closing such insurance shall also comply with the following requirements: (i) the maximum deductible or self-insured retention shall not exceed $100,000.00 dollars; (ii) the limits of liability shall be in excess of $50,000,000.00 dollars; (iii) the policy of such insurance shall be an "occurrence based" policy; (iv) the policy shall not contain an affirmative exclusion of, or exception for, punitive damages; and (v) the policy shall have a contractual liability endorsement in favor of Seller and its Affiliates. Purchaser shall provide certificates of such insurance, evidencing the required coverages and expiration and renewal dates, to Seller upon reasonable request.

                                   ARTICLE XV

                     USE RESTRICTION AND OPERATING COVENANT
                     --------------------------------------

     15.01 Use. The Land shall be used for the  development  and  operation of a
           ---
first-class, family entertainment theme park and it is hereby acknowledged that the operating standards and practices employed at the Park since the Lease
Commencement Date meet such first-class family entertainment requirement. Purchaser shall operate the Park as a whole, not necessarily with respect to any specific ride, attraction or function within the Park, in accordance with the general operations and quality philosophy currently in place at the Park which shall include, but not be limited to items regarding safety, security, cleanliness, maintenance and repairs. It is agreed by the parties hereto that the restrictions set forth in this Section 15.01 shall survive the Closing, and shall be memorialized in an instrument in recordable form, whether in the Deed or in a separate instrument in form and substance reasonably acceptable to Seller and Purchaser

     15.02 Operating  Covenant.  For a period of twenty years  commencing on the
           -------------------
Closing  Date,  Purchaser  shall keep the Park open for business at least ninety
(90) days each year and shall keep the Park open for at least six (6) continuous hours on each of those ninety (90) days. Notwithstanding the foregoing or anything to the contrary elsewhere herein, this covenant shall not be deemed to be breached by a temporary closing of the Park arising out of Force Majeure, during the pendency of such Force Majeure. Purchaser agrees that if Purchaser fails to keep the Park open for the required time periods, Seller shall have the right on five days notice to require the conveyance of the Park to Seller, or any third party designated by Seller by special warranty deed (subject only to the Permitted Exceptions (except for Purchaser Exceptions that are not Purchaser Permitted Exceptions) one hundred eighty (180) days after the exercise of this right. Seller shall have the right to require an appraisal of the Park to be conducted in accordance with Schedule 15.02 to obtain the "Appraised Price". Seller may then purchase the Park for the greater of the Appraised Price or Purchaser's depreciated GAAP basis in the Park (the "Reconveyance Price"). If Seller elects not to purchase the Park at such price, Seller may require reconveyance of the Park subject to Purchaser's rights of removal set forth below, by paying a price of Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000.00) to Purchaser (the "Alternate Reconveyance Price"). If Seller elects to purchase the Park for the Alternate Reconveyance Price, Purchaser may remove any Improvements (other than buildings), Personalty, Books and Records and Contracts thereon, provided Purchaser reasonably remediates the damage caused to the Land and buildings thereon by such removal. Any such removal and remediation shall be completed within one hundred eight (180) days after Seller delivers written notice of its election to purchase the Park for the Alternate Reconveyance Price. Upon any reconveyance pursuant to this Article XV, Seller shall pay to Purchaser the Reconveyance Price or Alternate Reconveyance Price in funds immediately available in Bexar County, Texas except that in the event of a reconveyance for the Alternate Reconveyance Price, such amount will not be due or paid to, Purchaser, until the time allowed hereunder for Purchaser to complete the removal has expired and any required remediation of the Land and buildings has been completed. Ad valorem taxes and assessments shall be prorated as of 12:01 a.m. on the date of such reconveyance. If the title proposed to be reconveyed to Seller is subject to any Lien which is not permitted in this Section Seller, in addition to all other rights and remedies which it may have at law or equity may remove any such Lien, deduct all the costs and expenses incurred in connection therewith by Seller (including, but not limited to reasonable attorneys' fees) from the amount of the Reconveyance Price or Alternate Repurchase Price otherwise payable as provided in this Section. Seller shall be entitled to receive, in its name, title insurance and a survey complying with the requirements of this Agreement for the Contemplated Transactions. All closing costs required in connection with any reconveyance, including but not limited to title insurance, shall be borne by Purchaser. This provision shall survive Closing and shall be made of record in the deed or in such other manner as may be reasonably acceptable to Seller.

                                  ARTICLE XVI.

                                   DISCLAIMERS
                                   -----------

     16.01  Express or  Implied  Warranties.  Purchaser  does  hereby  expressly
            -------------------------------
acknowledge that no expressed or implied promises, representations, warranties or agreements (whether oral or written) made by Seller or any actual or purported agent of the Seller shall be deemed valid or binding upon Seller unless expressly included in this Agreement or in any addendum to this Agreement and signed by both Seller and Purchaser.

     EXCEPT AS EXPRESSLY STATED HEREIN, SELLER AND PARENT DO NOT MAKE AND ARE HEREBY RELIEVED OF ANY RESPONSIBILITY FOR ANY WARRANTY, EXPRESSED OR IMPLIED, AS TO THE CONDITION OF THE PARK. PURCHASER AGREES FOR PURCHASER AND PURCHASER'S SUCCESSORS IN INTEREST THAT PURCHASER IS ACQUIRING AN INDIRECT OWNERSHIP OF THE PARK, THROUGH A PURCHASE OF THE SECURITIES, IN ITS "AS IS" CONDITION ACCEPTING ALL FAULTS THEREOF WHETHER KNOWN OR UNKNOWN, PRESENTLY EXISTING OR THAT MAY HEREAFTER ARISE, IF THERE BE ANY, SUBJECT TO SELLER'S AND PARENT'S OBLIGATIONS UNDER THIS AGREEMENT AND OTHER TRANSACTION DOCUMENTS. THIS PROVISION SHALL SURVIVE THE CLOSING.

     THERE ARE NO WARRANTIES OR OTHER REPRESENTATIONS WITH RESPECT TO THE NATURE AND QUALITY OF THE PARK EXCEPT AS SET FORTH HEREIN, AND THIS AGREEMENT AND OTHER TRANSACTION DOCUMENTS ARE IN LIEU OF ALL OTHER WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     THIS ARTICLE XVI SHALL SURVIVE CLOSING.

                                  ARTICLE XVII

                                  MISCELLANEOUS
                                  -------------

     17.01 Remedies.  Unless  expressly  limited in this Agreement,  the parties
           --------
shall have all remedies available at law or equity for any breach of this Agreement or provision contained herein.

     17.02  Governing  Law and Venue.  This  Agreement  shall be governed by and
            ------------------------
construed and interpreted in accordance with the laws of the State of Texas. The parties hereto expressly consent and agree that venue of any action brought under this Agreement shall be brought in Bexar County, Texas.

     17.03  Cumulative  Rights.  All rights,  powers,  and privileges  conferred
            ------------------
hereunder upon the parties shall be cumulative and not restrictive of those given by law.

     17.04 No Waiver By  Conduct.  The failure of either  party to exercise  any
           ---------------------
power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder shall not, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of such parties rights to demand exact compliance with the terms hereof.

     17.05 Entire Agreement.  This Agreement and other documents executed by all
           ----------------
of Seller, Parent and Purchaser contemporaneously herewith, including the Exhibits and Schedules attached hereto, constitutes the entire agreement and understanding between the parties hereto relating to the sale and purchase of the Securities, and supersedes all prior and other contemporaneous agreements and undertakings of the parties in connection therewith. No statements, agreements, covenants, understandings, representations, warranties or conditions not expressed in this Agreement shall be binding upon the parties hereto, or shall be effective to interpret, change, or restrict provisions of this Agreement, unless such is in writing, signed by both parties hereto and by reference made a part hereof. This Agreement may not be modified or amended except by a subsequent agreement in writing signed by Seller and Purchaser.

     17.06  Assignment.  Purchaser or Seller may assign this  Agreement  and its
            ----------
rights hereunder to an Affiliate (who is a solvent going concern, both before and after giving effect to the transfer by which the assignment of this Agreement is made,) thereof without the consent of the other party. Upon such assignment by Purchaser, Purchaser may direct Seller to convey title to all or any part of the Securities to an Affiliate thereof; provided, however, no assignment (whether permitted by this Agreement or not) shall operate to relieve Premier Parks Inc. of Purchaser's obligations under this Agreement. Any assignment by Seller shall not relieve the Parent of its obligations hereunder. Nothing herein express or implied is intended or shall be construed to confer upon or to give anyone other than the parties hereto and their respective heirs, legal representatives and successors any rights or benefits under or by reason of this Agreement and no other party shall be deemed a third party beneficiary hereof or shall have any right to enforce any of the provisions of this Agreement. Except as provided above, neither party may assign this Agreement without the prior written consent of the other party. Notwithstanding the preceding, after Closing, Seller may assigns its right, title and interest in
Section 6.09 and Section 15.02 to a third party in connection with (i) a sale of all, or substantially all, of the La Cantera Development and (ii) a transfer of all or substantially all Parent's rights as "Declarant" under the Master Covenants. A transfer of all of the securities in which control of a party hereto is transferred shall be deemed an assignment for purposes of this Section.

     17.07 Counterparts. This Agreement may be executed in several counterparts,
           ------------
each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

     17.08  Binding  Effect.  Subject to the  restrictions  set forth in Section
            ---------------                                              -------
17.06  hereof,  this  Agreement  shall be  binding  upon and shall  inure to the
-----
benefit of the parties hereto and their respective, successors and assigns.

     17.09 Time. Time is of the essence with respect to this Agreement,  and the
           ----
respective time periods set forth herein.

     17.10 Headings.  The headings inserted at the beginning of each Article and
           --------
Section hereof are inserted for convenience only, and do not add to or subtract from the meaning and contents of each Article or Section.

     17.11 Pronouns.  Pronouns,  wherever used herein,  and of whatever  gender,
           --------
shall include natural persons and corporations and associations of every kind and character, and the singular shall include the plural wherever and as often as may be appropriate.

     17.12 Effective Date. The term Effective Date as used herein shall mean the
           --------------
date that a fully executed original counterpart of this Agreement is delivered to and received by the Title Company.

     17.13 Construction of Agreement. The terms and provisions of this Agreement
           -------------------------
represent the results of negotiations between Seller, Parent and Purchaser, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and Seller, Parent and Purchaser hereby waive the application in connection with the interpretation and construction of this Agreement of any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the party whose attorney prepared the executed draft or any earlier draft of this Agreement.

     17.14 Invalidity.  If any one or more of the  provisions of this  Agreement
           ----------
shall for any reason be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality, or unenforceability shall not effect any of the other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     17.15  Confidentiality.  Each party  hereto  agrees  that it shall keep the
            ---------------
principal economic terms and conditions of this Agreement and all non-public information learned about the Park (collectively, the "Information"), including without limitation, the Total Purchase Price, confidential from, and shall not disclose the same to, any third party (other than Affiliates and Representatives (as hereinafter defined)) in any manner, including without limitation, issuing press releases or making public statements, to any other person without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Seller, Parent and Premier may disclose the Information: (i) as necessary to properly complete and file regularly required reports or returns required to be filed by Seller or its Affiliates with a Governmental Body, (ii) as necessary to exercise its rights under the Transaction Documents, (iii) with respect to Information regarding the Park, as necessary in connection with Claims related to acts, events or conditions of the Park, (iv) as part of its financial statements prepared from time to time in the ordinary course of business; (v) if and to the extent that such disclosure shall be required or requested by any generally recognized financial or industry rating organizations, securities analysts or institutional investors; (vi) if and to the extent that such disclosure shall be required by Law, in such event the other party hereto shall have the right to review and comment upon (but not approve) any such press release, public statement or other disclosure required by Law. Any said Information disclosed pursuant to the foregoing sentence shall no longer be deemed confidential. Purchaser and Seller shall also be entitled to disclose the Information to any of its legal counsel and accounting, tax and other advisers, subject to the foregoing restrictions. The provisions of this Section shall survive the Closing for a period of two years. The parties acknowledge that this Section 17.15 has no application to the confidentiality of Demographic Information because the provisions of Section 6.10 are intended to exclusively govern the confidentiality obligations of Seller and Parent with respect to Demographic Information. In addition, Information shall not be deemed to include the following: (i) Information that is or becomes generally known or available to the public other than as a consequence of any breach of this Section 17.15 by the party against whom the confidentiality claim is being asserted; (ii) Information that the parties authorize in writing for release; (iii) Information that is disclosed to either party or its Affiliates by a third party if such third party's disclosure does not violate an obligation of confidentiality of such third party.

     This Article XVII shall survive Closing except Section 17.15 shall survive Closing only for the period set forth in such section.


                                  ARTICLE XVIII

                                   DEFINITIONS
                                   -----------

     18.01  Definitions.  The following  terms,  as used herein,  shall have the
            -----------
following meaning:

     "Affiliate"  of  any  person  shall  mean  any  other  person  directly  or
      ---------
indirectly through one or more intermediary persons, controlling, controlled by or under common control with such person.

     "Agreement"  or  "this  Agreement"  shall  mean,  and the  words  "herein,"
      ---------
"hereof" and "hereunder" and words of similar import shall refer to, this Agreement as it from time to time may be amended.

     "Business" shall mean the ownership and operation of the Park.
      --------

     "Claims"   shall  mean  all  actions,   suits,   arbitrations,   claims  or
      ------
counterclaims, and legal, administrative, governmental, arbitral or other proceedings or investigations.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.
      ----

     "Contemplated Transactions" shall mean the transactions contemplated herein
      -------------------------
(including without limitation, the transfer by Seller of the Park to FTI) and in the Transaction Documents.

     "Contract"  shall mean any  contract,  agreement,  indenture,  note,  bond,
      --------
lease, conditional sale contract, mortgage, license, franchise, instrument, commitment or other binding arrangement, whether written or oral, and all modifications and amendments thereto and substitutions thereof.

     The term  "control,"  with  respect to any person,  shall mean the power to
                -------
direct the management and policies of such person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other persons by or through stock ownership, agency or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the
        -----------         ----------
foregoing.

     "Debt" shall mean (i) money borrowed from any person, (ii) any indebtedness
      ----
arising under leases required to be capitalized under GAAP or evidenced by a note, bond, debenture or similar instrument; (iii) any indebtedness arising under purchase money obligations or representing the deferred purchase price of property and services (other than current trade payables incurred in the ordinary course of the Business), (iv) any Liability secured by a Lien and (v) and Liability under any guaranty, letter of credit (or reimbursement obligations with respect thereto), performance credit or other agreement having the effect of assuring a creditor against loss.

     "ERISA" shall mean the Employee  Retirement Income Security Act of 1974, as
      -----
amended.

     "Force  Majeure"  shall mean delays or defaults  due to war;  insurrection;
      --------------
strikes, lockouts and riots; floods; earthquakes; fires; casualties; acts of God; acts of the public enemy; epidemics; quarantine restrictions; adverse weather (to the extent consistent with past practices at the Park); compliance with any Law, Order or Permit that such party could not reasonably anticipate or compliance with which is beyond the control of such party due to actions required to be taken by Governmental Bodies or other third parties; or other causes beyond the reasonable control of the party obligated to perform (except financial inability). Purchaser's obligations under Section 15.02, will be suspended by Force Majeure only if Purchaser diligently and continuously uses its best efforts to remove such Force Majeure and return to normal operations in an expeditious manner and Purchaser does in fact return to normal operations.

     "GAAP" shall mean generally accepted accounting principles in effect on the
      ----
date hereof as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States.

     "Governmental Bodies" shall mean all governments or political  subdivisions
      -------------------
thereof, whether federal, state, local or foreign, or all agencies or instrumentalities of any such government or political subdivision, or any court or arbitrator.

     "IRS" shall mean the Internal Revenue Service.
      ---

     The term "knowledge' when used in connection with Seller or FTI shall mean to the best of the knowledge of Edward B. Kelley, Glen E. Mitts, Robert G. Kramer, Kenneth W. Smith and Scott A. Shreder.

     "Law"  shall mean any and all laws,  statutes,  codes,  ordinances,  rules,
      ---
regulations or other requirements.

     "Lease Commencement Date" shall mean March 9, 1996.
      -----------------------

     "Liability"  shall mean any  direct or  indirect  indebtedness,  liability,
      ---------
assessment, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, actual or potential, contingent or otherwise (including any liability under any guaranties, letters of credit, performance credits or with respect to insurance loss accruals).

     "Lien" shall mean,  with respect to the Park or  Securities,  any mortgage,
      ----
lien (including mechanics, warehousemen, laborers and landlords liens), claim, pledge, charge, security interest, preemptive right, right of first refusal, easements, restrictions, option, judgment, title defect, or encumbrance of any kind in respect of or affecting such Asset.

     "Orders"  shall mean any and all orders,  judgments,  injunctions,  awards,
      ------
citations, decrees, consent decrees and writs.

     "Parent" shall mean La Cantera Development Company.
      ------

     "Permits"  shall  mean,  with  respect  to  the  Park  or  Securities,  all
      -------
governmental licenses, approvals and conditions and variances relating to or necessary to the lawful conduct of the Business or ownership of the Park.

     The term "person" shall mean an individual, corporation, partnership, joint
               ------
venture, association, trust, unincorporated organization or other entity, including a government or political subdivision or an agency or instrumentality thereof.

     "Representatives"  shall mean the directors,  officers and employees of the
      ---------------
parties hereto and their Affiliates.

        "Required Consents" shall mean any and all consents, approvals and
         -----------------
actions of, waivers from, filings with, and notices to, any Governmental Body or other person which may be required in order for Seller and Purchaser to consummate the Contemplated Transactions in accordance herewith.

     "Tax"  (including,   with  correlative   meaning,  the  terms  "Taxes"  and
      ---
"Taxable") shall mean (i) any net income, gross income, gross receipts, sales, use, ad valorem, transfer, transfer gains, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, rent, recording, occupation, premium, real or personal property, intangibles, environmental or windfall profits tax, alternative or add-on minimum tax, customs duty or other tax, fee, duty, levy, impost, assessment or charge of any kind whatsoever (including but not limited to taxes assessed to real property and water and sewer rents relating thereto), together with any interest and any penalty, addition to tax or additional amount imposed by any Governmental Body (domestic or foreign) (a "Tax Authority") responsible for the imposition of any such tax, with respect to the Park (or the transfer thereof); (ii) any liability for the payment of any amount of the type described in the immediately preceding clause
(i) as a result of Seller being a member of an affiliated or combined group with any other corporation at any time on or prior to the Closing Date; and (iii) any liability of Seller for the payment of any amounts of the type described in the immediately preceding clause (i) as a result of a contractual obligation to indemnify any other person.

     "Tax  Return"  shall  mean  any  return  or  report  (including  elections,
      -----------
declarations,   disclosures,   schedules,  estimates  and  information  returns)
required to be supplied to any Tax Authority.

     "Transaction Documents" shall mean, collectively,  this Agreement, and each
      ---------------------
of the other agreements and instruments to be executed and delivered by all or some of the parties hereto in connection with the consummation of the Contemplated Transactions.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement on the date shown to the left of their respective signatures.

                         SELLER:

                         FIESTA TEXAS THEME PARK, LTD.,
                         a Texas limited partnership

                              By:  LA CANTERA GROUP LIMITED
                                   PARTNERSHIP, a Texas limited
                                   partnership, its General Partner

                                   By:  LA CANTERA DEVELOPMENT
                                        COMPANY, a Delaware corporation,
                                        its General Partner

                                        By:
                                              --------------------------
                                        Name:
                                              --------------------------
                                        Title:
                                              --------------------------

                                        Date:
                                             ---------------------------



STATE OF TEXAS               ss.
                             ss.
COUNTY OF BEXAR              ss.

     This   instrument  was   acknowledged   before  me  on  this        day  of
                                                                  ------
                 by Edward B. Kelley, President of La Cantera Development ----------------,
Company, a Delaware corporation as general partner of LA CANTERA GROUP LIMITED PARTNERSHIP, a Texas limited partnership, as general partner of FIESTA TEXAS THEME PARK, LTD., a Texas limited partnership and on behalf of LA CANTERA DEVELOPMENT COMPANY.

                                        ------------------------------
                                        Notary Public, State of Texas

My Commission Expires:
                      ------
Printed Name:
             ---------------

La Cantera Development Company executes this Agreement solely for the purpose of evidencing its agreement to Sections 6.01, 6.02, 6.04(b), 12.02 and 17.15 of this Agreement.

                                        LA CANTERA DEVELOPMENT COMPANY,
                                        a Delaware corporation


                                        By:
                                              --------------------------
                                        Name:
                                              --------------------------
                                        Title:
                                              --------------------------

                                        Date:
                                             ---------------------------



STATE OF TEXAS          ss.
                        ss.
COUNTY OF BEXAR         ss.

     This   instrument  was   acknowledged   before  me  on  this       day  of
                                                                 -------
                by Edward B. Kelley, President of La Cantera Development ---------------,
Company, a Delaware corporation and on behalf of LA CANTERA DEVELOPMENT COMPANY.


                                        -----------------------------
                                        Notary Public, State of Texas
                                        Printed Name:
                                                     ----------------
My Commission Expires:
                      --------------


                                        PURCHASER:

                                        PREMIER PARKS INC.
                                        a Delaware corporation


                                        By:
                                           ---------------------------
                                        Name:
                                             -------------------------
                                        Title:
                                              ------------------------
                                        Date:
                                              --------

 STATE OF               ss.
         -----------
                        ss.
COUNTY OF               ss.
         -----------

     This   instrument  was   acknowledged   before  me  on  this        day  of
                                                                 -------
                 by                                  of PREMIER  PARKS INC., a
----------------,    ----------------,  ------------
Delaware      corporation,      on     behalf      of     said      corporation.


                                        ---------------------------------------
                                        Notary  Public,   State  of
                                                                   ------------
                                        Printed  Name:
                                                      -------------------------



My Commission Expires:
                      ------------------------

Exhibit "A"          Land
Exhibit "B"          Amended and Restated Note
Exhibit "C"          Release of Guarantee
Exhibit "D"          Right of First  Refusal
Exhibit  "E"         Limited  Partnership  Assignment
Exhibit  "F-1"       Officer's  Certificate  (Seller)
Exhibit  "F-2"       Officer  Certificate  (Parent)
Exhibit "G"          Declaration of Theme Park Covenants
Exhibit "H"          Entry Area Easement
Exhibit "I"          Buffer Area Easement
Exhibit "J"          Security  Acknowledgement
Exhibit "K"          Release  Exhibit  "L"  Subordination  Agreement
Exhibit  "M"         Intellectual Property  Agreement
Exhibit "N"          Termination of Option to Purchase Real Property
Exhibit "O"          Officer's Certificate  (Purchaser)
Exhibit "P"          Deed of Trust
Exhibit "Q"          Assignment  and  Assumption  Agreement
Exhibit "R-1"        Trademark  Assignment
Exhibit "R-2"        Copyright  Assignment
Exhibit  "R-3"       IP  Assignment
Exhibit "S"          Assignment of Sewer Capacity

Schedule 6.01(f)     Transferred Contracts
Schedule 6.01(g)     IP Notices
Schedule 6.01 (h)    Claims and Proceedings
Schedule 6.04        Post Closing Covenants
Schedule 15.02       Appraisal Procedure